EXHIBIT 10.31

FARMER MAC MORTGAGE SECURITIES CORPORATION
as Note Purchaser

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
as Borrower

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
as Guarantor

NOTE PURCHASE AGREEMENT

Dated as of March 23, 2009

TABLE OF CONTENTS

ARTICLE IX GUARANTEE	13
SECTION 9.01. Guarantee.	13
SECTION 9.02. Control by the Guarantor.	14

Schedule I – Addresses for Notices
Schedule II – Form of Applicable Margin Notice
Schedule III – Form of Pricing Agreement

Annex A– Form of Floating Rate Note
Annex B – Opinion of Counsel to National Rural
Annex C – Officers’ Certificate

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of March 23, 2009, among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”); NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (“National Rural”); and Farmer Mac, as Guarantor.

RECITALS

WHEREAS National Rural wishes from time to time to issue and sell Notes to the Purchaser, and the Purchaser wishes from time to time to purchase such Notes from National Rural, in order to refinance the notes issued pursuant to that certain Note Purchase Agreement between Farmer Mac and National Rural dated as of March 27, 2008 (the “Original NPA”), all on the terms and subject to the conditions herein provided; and

WHEREAS Farmer Mac is an instrumentality of the United States formed to provide for a secondary marketing arrangement for agricultural real estate mortgages; National Rural is a non-profit cooperative and Farmer Mac, the Purchaser and National Rural have agreed that the Notes will be secured by the pledge of notes for borrowings from National Rural by members of National Rural, as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and National Rural agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.          Definitions .  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Note Purchase Agreement, as the same may be amended from time to time.

“Applicable Margin” means the margin to be added to the LIBOR Rate to determine the rate of interest payable on the Floating Rate Notes from time to time.  The Applicable Margin shall be communicated in writing by Farmer Mac to National Rural in accordance with Section 2.02(d) hereof, in the form of Schedule II hereof, and calculated by Farmer Mac as follows: (i) Farmer Mac’s Cost of Funds (expressed in relation to the LIBOR Rate), plus 0.75%, minus (ii) the LIBOR Rate.  The Applicable Margin for any Floating Rate Note shall be set forth in the applicable Pricing Agreement.

 “Business Day” means any day other than a Saturday, a Sunday, or a day on which any of the Federal Reserve Bank of New York, Farmer Mac’s office in Washington, DC or National Rural’s office in Virginia is not open for business.

“Certificate of Pledged Collateral” has the meaning given to that term in the Pledge Agreement.

“Closing Date” means the date of the funding of each issuance of Notes hereunder, which date shall be set forth in the applicable Pricing Agreement.

“Collateral Agent” means U.S. Bank National Association, or its successor, as collateral agent under the Pledge Agreement.

“Control Party” means (i) the Guarantor, so long as no Guarantor Default has occurred and is continuing, or (ii) the holders of the Notes for so long as a Guarantor Default has occurred and is continuing.

“Dollar” or “$” means the lawful money of the United States of America.

“Eligible Member” has the meaning given to that term in the Pledge Agreement.

“Event of Default” has the meaning given to that term in Section 7.01.

 “Farmer Mac’s Cost of Funds” means the cost of funds quoted by Farmer Mac to National Rural based on Farmer Mac’s estimate of the economic cost to obtain cash funds from the wholesale funding market by issuing unsecured medium-term notes to fully fund to maturity the Note or Notes purchased by Purchaser from National Rural.

“Final Maturity Date” means April 1, 2014.

“Financial Statements”, in respect of a Fiscal Year, means the consolidated financial statements (including footnotes) of National Rural for that Fiscal Year as audited by independent certified public accountants selected by National Rural.

“Fiscal Year” means the fiscal year of National Rural, as such may be changed from time to time, which at the date hereof commences on June 1 of each calendar year and ends on May 31 of the following calendar year.

 “Guarantor Default” means a default by the Guarantor under its obligations pursuant to Article IX which is existing and continuing.

“Interest Payment Date” means the first (1st) day of each January, April, July and October, unless other dates are agreed by the parties hereto; provided, however, that if any such date is not a Business Day, such Interest Payment Date that would otherwise be such date will be the next Business Day following such date.  The Interest Payment Dates will be set forth in the applicable Pricing Agreement.

“Interest Period ” means, until all outstanding principal amount of the Notes and interest accrued thereon have been paid in full, each 3-month period comprising a calendar quarter from and including the first day of a calendar quarter (i.e., January 1st, April 1st, July 1st and October 1st) (unless another period is agreed by the parties hereto and set forth in the applicable Pricing Agreement) to and including the last day of the same calendar quarter (i.e., March 31st, June 30th, September 30th and December 31st) (unless otherwise agreed by the parties hereto and set forth in a Pricing Agreement); provided, that the initial Interest Period means the period from and including the date of issuance to and excluding the first Interest Payment Date  following the date of issuance; provided, further, that if any Interest Period would end on a day other than a Business Day, then such Interest Period shall be extended to and include the next succeeding Business Day and the next Interest Period shall commence on the next succeeding day.

“LIBOR Rate” shall mean, for any Interest Period, the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page of such service, or if the Reuters service ceases to be available, any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as mutually agreed by National Rural and Farmer Mac from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of 11:00 a.m., London time, on the day that is two London Banking Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity of three months (unless another maturity is agreed by the parties hereto and set forth in the applicable Pricing Agreement).  Such rate shall apply for the initial Interest Period for any advance notwithstanding that such initial Interest Period for an advance may be shorter than three months.

“London Banking Day” shall mean any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Dollar, in London, England.

“Member” shall mean any Person who is member of National Rural.

“National Rural Notice” has the meaning given to that term in the Pledge Agreement.

“Notes” means one or more noncallable floating rate notes of National Rural payable to the Purchaser, having the terms provided for in Article II of this Agreement and otherwise in the form of Annex A attached hereto, except to the extent Farmer Mac and National Rural may have approved changes therein, or any other notes with terms determined by the parties pursuant to the terms of a Pricing Agreement.

“Note Documents” means the Notes, this Agreement, and the Pledge Agreement.

“Notice of Borrowing” has the meaning set forth in Section 2.01 hereof.

“Original Note” means the note in the original principal amount of $400 million issued to Farmer Mac pursuant to the Original NPA.

“Original NPA”  has the meaning set forth in the Recitals hereof.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledge Agreement” means the Pledge Agreement dated as of the date hereof, among National Rural, the Purchaser, Farmer Mac and the Collateral Agent.

“Pledged Collateral” has the meaning given to that term in the Pledge Agreement.

“Pledged Securities” has the meaning given to that term in the Pledge Agreement.

“Pricing Agreement” means the Pricing Agreement for each issuance of Notes among Farmer Mac, the Purchaser and National Rural in the form of Schedule III attached hereto.

SECTION 1.02.          Principles of Construction.  Unless the context shall otherwise indicate, the terms defined in Section 1.01 hereof include the plural as well as the singular and the singular as well as the plural.  The words “hereafter”, “herein”, “hereof”, “hereto” and “hereunder”, and words of similar import, refer to this Agreement as a whole.  The descriptive headings of the various articles and sections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

ARTICLE II

PURCHASE OF NOTES

SECTION 2.01.          Purchase of Notes; Minimum Denominations.  The Purchaser agrees to purchase Notes, at 100% of their principal amount, from time to time, on or before the Final Maturity Date, as requested by National Rural by written notice (each, a “Notice of Borrowing”) to Farmer Mac in an aggregate principal amount, for all Notes outstanding hereunder at any one time, not in excess of $400 million, subject to satisfaction of the conditions set forth herein.  National Rural may borrow, repay and reborrow funds at any time or from time to time up to, but not including, the Final Maturity Date.  Each advance under this Agreement shall be disbursed in a minimum amount of $50 million and additional increments of $5 million in excess thereof, or such other amounts as agreed to in the applicable Pricing Agreement.  Each advance shall price within 3 Business Days of National Rural providing a Notice of Borrowing to Farmer Mac and shall close and fund within 3 Business Days of pricing, subject to satisfaction of the conditions set forth herein and in accordance with the procedures set forth in Section 2.02(d) hereof, unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement.

SECTION 2.02.          Interest Rates and Payment.

(a)  Each Note shall bear interest, payable quarterly in arrears unless otherwise agreed by the parties hereto and set forth in the applicable Pricing Agreement, on the outstanding principal amount thereof (computed on the basis of a 360-day year and the actual number of days elapsed) from its date of issuance until final payment on the maturity date thereof or otherwise at a variable rate per annum equal to the LIBOR Rate for each Interest Period plus the Applicable Margin.  The LIBOR Rate shall reset as of the first day of each Interest Period.  The (i) initial LIBOR Rate and (ii) Applicable Margin for the term of each Note shall be specified in the applicable Pricing Agreement.  Interest only shall be payable on each Interest Payment Date.  The Interest Payment Dates shall be determined at the time of an advance and set forth in the applicable Pricing Agreement.  The principal amount of each Note, together with any accrued but unpaid interest, shall be due and payable on the maturity date for such Note.

(b)  Default Interest.  To the extent any payment of interest or principal is not paid when due, interest shall continue to accrue thereon at the applicable rate per annum determined as provided above plus one percent.

(c)  Notice of Borrowing; Determination of Applicable Margin; Procedure for Pricing. (i)  Each Notice of Borrowing shall indicate the amount of the Note, the type of Note and the desired maturity date of such Note that National Rural requests to be advanced.  A Notice of Borrowing may request preliminary pricing indications for more than one type of Note, with the understanding that only one type of Note will be issued on any particular Closing Date, unless otherwise agreed by the parties hereto in a Pricing Agreement.  Each Notice of Borrowing shall also provide name, telephone and email contact information of an authorized representative of National Rural.

(ii) Upon receipt of a Notice of Borrowing from National Rural, Farmer Mac shall, within 2 Business Days, provide to National Rural a preliminary indication of the Applicable Margin applicable to any Notice of Borrowing.  Upon an acceptance of such preliminary indication of pricing by National Rural, the applicable Note will price within one Business Day (and may price on the day of the preliminary pricing if the parties so agree) thereafter, unless the parties otherwise agree to a longer period of time as set forth in the applicable Pricing Agreement.  Farmer Mac shall provide National Rural with written notice of the final Applicable Margin no later than the time of pricing of each advance.  National Rural shall be deemed to approve of such pricing so long as the Applicable Margin shall not exceed the preliminary indication by more than 5 basis points (0.05%).  If the final pricing does exceed the preliminary indication by more than 5 basis points (0.05%), an authorized representative of National Rural must agree via email confirmation prior to or simultaneously with the pricing to accept such margin.

(d)  Payments and Prepayments.  Each Note shall not be prepayable during the term of such Note, unless otherwise set forth in the Pricing Agreement.

(e)  Payment Notice.  Farmer Mac shall send to National Rural, not later than the fifth Business Day prior to an Interest Payment Date for any Note, a notice setting forth the amount of principal and interest, as applicable, due and owing on the next Interest Payment Date for such Note.

SECTION 2.03.          Maturity.  The Notes will mature on the date set forth in the applicable Pricing Agreement and in any event no later than the Final Maturity Date.

SECTION 2.04.          Use of Proceeds.  The proceeds of the Notes issued hereunder shall be used (i) to repay amounts outstanding under the Original NPA or (ii) for general corporate purposes; provided, however, that the aggregate principal amount outstanding under the Original Note and the Notes issued hereunder shall not exceed $400 million at any time. Notwithstanding anything contained in the Original NPA, Farmer Mac shall not require that interest on the Original Note be paid to the next interest payment date under the Original NPA so long as interest on such Original Note is paid to the Closing Date of the Note being purchased hereunder.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01.          Conditions Precedent to the Purchase of Each Note.  On each Closing Date, the Purchaser shall be under no obligation to purchase any Note unless and until the following conditions have been satisfied:

(a)  The Notes.  Farmer Mac shall have received the original of such Notes, duly executed on behalf of National Rural, in the applicable form attached as Annex A hereto, or otherwise in a form agreed by the parties.

(b)  The Pledge Agreement.  Farmer Mac shall have received an original of the Pledge Agreement duly executed on behalf of National Rural and the Collateral Agent.

(c)  Opinion of Counsel.  Farmer Mac shall have received an opinion of counsel to National Rural substantially in the form of Annex B, attached hereto.

(d)  Financial and Other Information.  National Rural shall have provided Farmer Mac with its most recent Financial Statements and such other information concerning National Rural as Farmer Mac shall have reasonably requested.

(e)  No Material Adverse Change.  National Rural shall have certified to Farmer Mac (in the manner specified in paragraph (i) of this Section 3.01), and Farmer Mac shall be satisfied, that no material adverse change shall have occurred in the financial condition or business of National Rural between the end of National Rural’s most recently completed Fiscal Year for which Financial Statements have been made publicly available and the date of the purchase of such Note, which has not been set forth in documents, certificates or financial information furnished to Farmer Mac or publicly filed.

(f)  UCC Filing.  National Rural shall have provided Farmer Mac with evidence that National Rural has filed the financing statement required pursuant to Section 2.02(i) of the Pledge Agreement.

(g)  No Event of Default.  National Rural shall have certified to Farmer Mac and Farmer Mac shall be satisfied that no Event of Default shall have occurred and be continuing.

(h)  Certification of Senior Management.  National Rural shall have provided Farmer Mac a certification by any vice president of National Rural, substantially in the form of Annex C attached hereto, as to the following: (i) that National Rural is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans to its Members for rural electrification and related purposes; (ii) the matters to be certified under paragraphs (e) and (g) of this Section 3.01; and (iii) the representations and warranties of National Rural.

SECTION 3.02.          Certificate of Pledged Collateral.  No later than three Business Days after each advance hereunder, National Rural shall provide Farmer Mac and the Collateral Agent a copy of a Certificate of Pledged Collateral, dated as of the last day of the calendar month most recently ended at least 10 Business Days prior to such authentication and delivery, or a more recent date, at National Rural’s option, in accordance with the terms of the Pledge Agreement.

ARTICLE IV

REPORTING REQUIREMENTS

SECTION 4.01.          Annual Reporting Requirements.  So long as any Notes remain outstanding, National Rural shall provide Farmer Mac with the following items within 90 days of the end of each Fiscal Year, in each case, in form and substance satisfactory to Farmer Mac:

(a)  the Financial Statements for such Fiscal Year;

(b)  a Certificate of Pledged Collateral;

(c)  a receipt from the Collateral Agent, or such other evidence as is satisfactory to Farmer Mac, as to the Pledged Collateral held by the Collateral Agent at the end of such Fiscal Year; and

(d)  such other information concerning National Rural as is reasonably requested by Farmer Mac.

SECTION 4.02.          Default Notices.  If an action, occurrence or event shall happen that is, or with notice and the passage of time would become, an Event of Default, National Rural shall deliver a National Rural Notice of such action, occurrence or event to Farmer Mac before 4:00 p.m. (District of Columbia time) on the Business Day following the date National Rural becomes aware of such action, occurrence or event, and, if such Event of Default should occur, shall submit to Farmer Mac, within five days thereafter, a report setting forth its views as to the reasons for the Event of Default, the anticipated duration of the Event of Default and what corrective actions National Rural is taking to cure such Event of Default.

ARTICLE V

REPRESENTATIONS OF THE PARTIES

SECTION 5.01.          Representations of Farmer Mac and the Purchaser.  Each of Farmer Mac and the Purchaser jointly and severally represent to National Rural that on the date hereof and on each date on which the Purchaser purchases a Note from National Rural:

(a)  it has all necessary authority and has taken all necessary corporate action, and obtained all necessary approvals, in order for it to execute and deliver all Note Documents to which it is a party and for its obligations and agreements under the Note Documents to constitute valid and binding obligations of Farmer Mac and the Purchaser; and in particular the terms of the transaction, and the actions taken by Farmer Mac and the Purchaser, are in compliance with and in satisfaction of the requirements of the Farm Credit Administration, as amended or waived by the Farm Credit Administration; and

(b)  The Purchaser is purchasing the Notes for its own account and not with a view to the distribution thereof, provided that the disposition by Farmer Mac or the Purchaser of their property shall at all times be within their control.  Farmer Mac and the Purchaser each understands that the Notes have not been registered under the Act and may be resold only if an exemption from registration is available.

SECTION 5.02.          Representations of National Rural.  National Rural hereby represents to Farmer Mac and the Purchaser that on the date hereof and on each date on which the Purchaser purchases a Note from National Rural:

(a)  National Rural has been duly organized and is validly existing and in good standing as a cooperative association under the laws of the District of Columbia;

(b)  National Rural has the corporate power and authority to execute and deliver this Agreement, each of the other Note Documents and the applicable Pricing Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder;

(c)  National Rural has taken all necessary corporate and other action to authorize the execution and delivery of this Agreement, each of the other Note Documents and the applicable Pricing Agreement, the consummation by National Rural of the transactions contemplated hereby and thereby and the performance by National Rural of its obligations hereunder and thereunder;

(d)  this Agreement, each of the other Note Documents and the applicable Pricing Agreement have been duly authorized, executed and delivered by National Rural and constitute the legal, valid and binding obligations of National Rural, enforceable against National Rural in accordance with their respective terms, subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally; and (ii) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)  no approval, consent, authorization, order, waiver, exemption, variance, registration, filing, notification, qualification, license, permit or other action is now, or under existing law in the future will be, required to be obtained, given, made or taken, as the case may be, with, from or by any regulatory body, administrative agency or governmental authority having jurisdiction over National Rural or any third party under any agreement to which National Rural is a party to authorize the execution and delivery by National Rural of this Agreement, any of the other Note Documents or the applicable Pricing Agreement, or the consummation by National Rural of the transactions contemplated hereby or thereby or the performance by National Rural of its obligations hereunder or thereunder;

(f)  neither the execution or delivery by National Rural of this Agreement, any of the other Note Documents or the applicable Pricing Agreement, nor the consummation by National Rural of any of the transactions contemplated hereby or thereby nor the performance by National Rural of its obligations hereunder or thereunder, including, without limitation, the pledge of the Pledged Securities (as such term is defined in the Pledge Agreement) to Farmer Mac, conflicts with or will conflict with, violates or will violate, results in or will result in a breach of, constitutes or will constitute a default under, or results in or will result in the imposition of any lien or encumbrance pursuant to any term or provision of the articles of incorporation or the bylaws of National Rural or any provision of any existing law or any rule or regulation currently applicable to National Rural or any judgment, order or decree of any court or any regulatory body, administrative agency or governmental authority having jurisdiction over National Rural or the terms of any mortgage, indenture, contract or other agreement to which National Rural is a party or by which National Rural or any of its properties is bound;

(g)  there is no action, suit, proceeding or investigation before or by any court or any regulatory body, administrative agency or governmental authority presently pending or, to the knowledge of National Rural, threatened with respect to National Rural, this Agreement, any of the other Note Documents or the applicable Pricing Agreement, challenging the validity or enforceability of this Agreement, any of the other Note Documents or the applicable Pricing Agreement, or seeking to restrain, enjoin or otherwise prevent National Rural from engaging in its business as currently conducted or the consummation by National Rural of the transactions contemplated by this Agreement, any of the other Note Documents or the applicable Pricing Agreement, or which, if adversely determined, would have a material adverse effect on National Rural’s financial condition or its ability to perform its obligations under this Agreement, any of the other Note Documents or the applicable Pricing Agreement;

(h)  National Rural is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans to its Members for rural electrification purposes; and

(i)  no material adverse change has occurred in the financial condition or business of National Rural between the end of National Rural’s most recently completed Fiscal Year for which Financial Statements have been made publicly available and the date this representation is given which has not been set forth in documents, certificates or financial information furnished to Farmer Mac or publicly filed.

ARTICLE VI

SECURITY AND COLLATERAL

SECTION 6.01.          Security and Collateral.

(a)  National Rural shall cause the Allowable Amount of the Pledged Collateral (as such terms are defined in the Pledge Agreement) to be at all times not less than 100% of the aggregate outstanding principal amount of the Notes.

(b)  National Rural shall not create, or permit to exist, any pledge, lien, charge, mortgage, encumbrance, debenture, hypothecation or other similar security instrument that secures, or in any way attaches to, such Pledged Collateral, other than the lien of the Pledge Agreement, without the prior written consent of Farmer Mac.

(c)  The Pledged Securities will at all times be notes issued to National Rural by Eligible Members (as defined in the Pledge Agreement).

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.          Events of Default.  Each of the following actions, occurrences or events shall, but only (except in the case of subsections (a), (d) and (e) below) if National Rural does not cure such action, occurrence or event within 30 days of notice from Farmer Mac requesting that it be cured, constitute an “Event of Default” under the terms of this Agreement:

(a)  a failure by National Rural to make a payment of principal or interest on any Note for more than ten days after the same becomes due and payable;

(b)  a material representation by National Rural to Farmer Mac in connection with this Agreement, any Note or the Pledge Agreement, or any material information reported pursuant to Article V, shall prove to be incorrect or untrue in any material respect when made or deemed made;

(c)  a failure by National Rural to comply with any other material covenant or provision contained in this Agreement or any of the other Note Documents;

(d)  the entry of a decree or order by a court having jurisdiction in the premises adjudging National Rural a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of National Rural under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of National Rural or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(e)  the commencement by National Rural of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or the consent by it to the filing of any such petition or to the appointment of receiver, liquidator, assignee, trustee, sequestrator (or similar official) of National Rural or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by National Rural in furtherance of any such action.

SECTION 7.02.          Acceleration.  Upon the occurrence, and during the continuance, of an Event of Default, Farmer Mac may, upon notice to that effect to National Rural, declare the entire principal amount of, and accrued interest on, the Notes at the time outstanding to be immediately due and payable.

SECTION 7.03.          Remedies Not Exclusive.  Upon the occurrence, and during the continuance, of an Event of Default, Farmer Mac shall be entitled to take such other action as is provided for by law, in this Agreement, or in any of the other Note Documents, including injunctive or other equitable relief.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.          GOVERNING LAW.  EXCEPT AS SET FORTH IN SECTION 9.01 HEREOF, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW.  TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN.

SECTION 8.02.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02.

SECTION 8.03.          Notices.  All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule I attached hereto as appropriate except as otherwise provided herein.  The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto.  A properly addressed notice or other communication shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission to the party or parties to which it is given.

SECTION 8.04.          Benefit of Agreement.  This Agreement shall become effective when it shall have been executed by Farmer Mac, the Purchaser and National Rural, and thereafter shall be binding upon and inure to the respective benefit of the parties and their permitted successors and assigns.

SECTION 8.05.          Entire Agreement.  This Agreement, including the Schedules and Annexes hereto, and the other Note Documents, constitute the entire agreement between the parties hereto concerning the matters contained herein and supersede all prior oral and written agreements and understandings between the parties.

SECTION 8.06.          Amendments and Waivers.

(a)  No provision of this Agreement may be amended or modified except pursuant to an agreement in writing entered into by Farmer Mac, the Purchaser and National Rural.  No provision of this Agreement may be waived except in writing by the party or parties receiving the benefit of and under such provision.

(b)  No failure or delay of Farmer Mac, the Purchaser or National Rural in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  No waiver of any provision of this Agreement or consent to any departure by National Rural therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (a) of this Section 8.06, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on National Rural in any case shall entitle National Rural to any other or further notice or demand in similar or other circumstances.

SECTION 8.07.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 8.08.          Termination of Agreement.  This Agreement shall terminate upon the indefeasible payment in full of all amounts payable hereunder and under the Notes.

SECTION 8.09.          Survival.  The representations and warranties of each of the parties hereto contained in this Agreement and contained in each of the other Note Documents, and the parties’ obligations under any and all thereof, shall survive and shall continue in effect following the execution and delivery of this Agreement, any disposition of the Notes and the expiration or other termination of any of the other Note Documents, but, in the case of each Note Document, shall not survive the expiration or the earlier termination of such Note Document, except to the extent expressly set forth in such Note Document.

SECTION 8.10.          Severability.  If any term or provision of this Agreement or any Note Document or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of such Note Document or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

ARTICLE IX

GUARANTEE

SECTION 9.01.          Guarantee.

(a)  The Guarantor agrees to pay in full to the holder of each Note, the principal of, and interest on, the Notes when due, whether at maturity, upon redemption or otherwise (the “Guaranteed Obligations”), on the applicable due date for such payment.

(b)  The Guarantor’s obligations hereunder shall inure to the benefit of and shall be enforceable by any holder of a Note if, for reason beyond the control of such holder, such holder shall have failed to receive the interest or principal, as applicable, payable to such holder any payment date, redemption date or stated maturity date.  The Guarantor hereby irrevocably agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of, or any change in or amendment to, this Agreement, the Pledge Agreement or any Note, the absence of any action to enforce the same, the waiver or consent by the holder of any Note or by the Collateral Agent with respect to any provisions of this Agreement or the Pledge Agreement, or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, protest or notice with respect to each Note or the interest represented thereby, and all demands whatsoever, and covenants that the guarantee will not be discharged except upon complete irrevocable payment of the principal and interest obligations represented by the Notes.

(c)  The Guarantor shall be subrogated to and is hereby assigned all rights of the holder of the Notes against National Rural and the proceeds of the Pledged Collateral, all in respect of any amounts paid by the Guarantor pursuant to the provisions of the guarantee contained in this Article IX.  Each holder shall execute and deliver to the Guarantor in each holder’s name such instruments and documents as the Guarantor may reasonably request in writing confirming or evidencing such subrogation and assignment.

(d)  No reference herein shall alter or impair the guarantee, which is absolute and unconditional, of the due and punctual payment of principal of, and interest on, the Notes, on the dates such payments are due.

(e)  The guarantee is not an obligation of, and is not a guarantee as to principal or interest by the Farm Credit Administration, the United States or any other agency or instrumentality of the United States (other than the Guarantor).

(f)  The guarantee shall be governed by, and construed in accordance with, Federal law.  To the extent Federal law incorporates state law, that state law shall be the laws of the District of Columbia applicable to contracts made and performed therein.

SECTION 9.02.          Control by the Guarantor. If the Guarantor is the Control Party, the Guarantor shall be considered the holder of all Notes outstanding for all purposes under the Pledge Agreement and shall be permitted to take any and all actions permitted to be taken by the holder thereunder.  The Control Party will have the sole right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or any holder with respect to the Notes or exercising any power conferred on the Collateral Agent with respect to the Notes provided that:

(i) such direction shall not be in conflict with any rule of law or with the Pledge Agreement;

(ii) the Collateral Agent shall have been provided with indemnity from the Control Party reasonably satisfactory to it; and

(iii) the Collateral Agent may take any other action deemed proper by such Collateral Agent that is not inconsistent with such direction, provided, however, that the Collateral Agent need not take any action which it determines might expose it to liability.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION,

By:
Title:

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,

By:
Title:

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

By:
Title:

SCHEDULE I
TO
NOTE PURCHASE AGREEMENT

Addresses for Notices

1.	The addresses referred to in Section 8.03 hereof, for purposes of delivering communications and notices, are as follows:

If to the Purchaser or Farmer Mac:

Federal Agricultural Mortgage Corporation
1133 21st Street, N.W., Suite 600
Washington, DC 20036
Fax:  202-872-7713
Attention of: Timothy L. Buzby, Vice President and Controller

With a copy to:
Federal Agricultural Mortgage Corporation
1133 21st Street, N.W., Suite 600
Washington, DC 20036
Fax:  202-872-7713
Attention of: Robert Owens/Jitin Singhal, Capital Markets Group

With a copy also to:
Federal Agricultural Mortgage Corporation
1133 21st Street, N.W., Suite 600
Washington, DC 20036
Fax:  202-872-7713
Attention of: Jerome G. Oslick, Vice President - General Counsel

If to National Rural:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone:  703-709-6718
Fax:  703-709-6779
Attention of: Steven L. Lilly, Senior Vice President &
   Chief Financial Officer
With a copy to:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone:  703-709-6748
Fax:  703-709-6779
Attention of: John Suter, Vice President, Capital Market Funding

With a copy also to:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone:  703-709-6712
Fax:  703-709-6811
Attention of: John J. List, Esq., Senior Vice President &
General Counsel

2

SCHEDULE II
TO
NOTE PURCHASE AGREEMENT

FORM OF
APPLICABLE MARGIN NOTICE

Issuer Name: National Rural Utilities Cooperative Finance Corporation

Date of Note(s):  __________________________

Type of Note: ____________________________

Applicable Margin:  ________________________

Effective Date of Applicable Margin:  _________________________

This Applicable Margin Notice is delivered pursuant to the Note Purchase Agreement, dated as of March 23, 2009 among Federal Agricultural Mortgage Corporation, Farmer Mac Mortgage Securities Corporation and National Rural Utilities Cooperative Finance Corporation (the “Note Purchase Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:

Signature	Date	Title of Authorized Officer

Name:  _____________________

PLEASE FAX TO:	ATTN:

ACCEPTED BY:

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:

Signature	Date	Title of Authorized Officer

Name:

3

SCHEDULE III
TO
NOTE PURCHASE AGREEMENT

FORM OF PRICING AGREEMENT

The Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac”), Farmer Mac Mortgage Securities Corporation, a wholly owned subsidiary of Farmer Mac (the “Purchaser”) and National Rural Utilities Cooperative Finance Corporation, a cooperative association existing under the laws of the District of Columbia (“National Rural”), agree that, on _______ __, 20__ (the “Closing Date”), the Purchaser will purchase from National Rural and National Rural will sell to the Purchaser $________________ aggregate principal amount of [Floating Rate Notes][specify other type of Notes] (the “Notes”) with the following terms:

[Initial LIBOR Rate: _______]

Applicable Margin:__________

Interest Payment Dates:___________

Interest Periods:_____________

[The Notes may not be prepaid at any time.]

Maturity Date: __________________

The issuance and sale of the Notes by National Rural to the Purchaser shall occur under the terms and conditions of the Note Purchase Agreement, dated as of March 23, 2009, among Farmer Mac, the Purchaser and National Rural (the “Note Purchase Agreement”).  All of the provisions contained in the Note Purchase Agreement are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein.  Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Note Purchase Agreement.  This Pricing Agreement may be executed in two or more counterparts.

In the event of any inconsistency between the terms of this Pricing Agreement and the Note Purchase Agreement, the terms of this Pricing Agreement shall apply.

4

Agreed to this __ day of _______, 20__.

Federal Agricultural Mortgage Corporation,

By:
Name:
Title:

Farmer Mac Mortgage Securities Corporation,

By:
Name:
Title:

National Rural Utilities Cooperative
Finance Corporation,

By:
Name:
Title:

5

ANNEX A
[FORM OF NOTE]

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Floating Rate [__-Year] Senior Note due _______

Washington, D.C.
____________, 20__

FOR VALUE RECEIVED, the undersigned, NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (“National Rural”), a District of Columbia cooperative association, hereby promises to pay to FARMER MAC MORTGAGE SECURITIES CORPORATION, a wholly owned subsidiary of Farmer Mac (as defined below)(the “Purchaser”), or registered assigns, the principal sum of _______________ MILLION DOLLARS ($___,000,000.00) on __________________, together with interest computed from the date hereof according to the terms of the Note Purchase Agreement (as defined below).

Payments of principal and interest on this Note are to be made in lawful money of the United States of America at such place as shall have been designated by written notice to National Rural from the registered holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is issued pursuant to a Note Purchase Agreement, dated as of March 23, 2009, as well as the Pricing Agreement for $__ [Floating Rate] Notes dated as of _________ __, 20__ (together, as from time to time amended, the “Note Purchase Agreement”), among National Rural, the Purchaser and Federal Agricultural Mortgage Corporation (“Farmer Mac”) and is entitled to the benefits thereof.  This Note is also entitled to the benefits of the Pledge Agreement, dated as of March 23, 2009, among National Rural, Farmer Mac, the Purchaser and the Collateral Agent named therein.

Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Note Purchase Agreement.

This Note is a registered Note and, upon surrender of this Note for registration of transfer or exchange, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, National Rural may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and National Rural will not be affected by any notice to the contrary.

This Note may not be prepaid at any time.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of National Rural and the holder hereof shall be governed by, the laws of the District of Columbia, excluding choice-of-law principles of the law of the District of Columbia that would require the application of the laws of another jurisdiction.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

By

Name:
Title:

2

ANNEX B

[FORM OF OPINION OF COUNSEL TO NATIONAL RURAL]

[•]

Federal Agricultural Mortgage Corporation
1133 Twenty-First Street, NW
Suite 600
Washington, DC 20036

Gentlemen:

I am delivering this opinion as general counsel (“Counsel”) of National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Borrower”), and am familiar with matters pertaining to the loan to Borrower in the principal amount of $400,000,000.00, provided for in the Note Purchase Agreement, dated as of March 23, 2009 (“Note Purchase Agreement”), among the Borrower, Farmer Mac Mortgage Securities Corporation (the “Purchaser”) and Federal Agricultural Mortgage Corporation (“Farmer Mac”).

I have examined such corporate records and proceedings of the Borrower, and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

I have also examined the following documents as executed and delivered: (a) the Note Purchase Agreement; (b) the Note dated as of ____________, in the principal amount of $____________ (“Note”), said Note payable to the Purchaser; (c) the Pricing Agreement for $__________ Notes dated as of ____________ among the Borrower, the Purchaser and Farmer Mac (the “Pricing Agreement”) and (d) the Pledge Agreement, dated as of March 23, 2009, among the Borrower, the Purchaser, Farmer Mac and U.S. Bank National Association (the “Pledge Agreement”).  The documents described in items (a) through (d) above are collectively referred to herein as the “Note Documents.”

Based on the foregoing, but subject to the assumptions, exceptions, qualifications and limitations hereinafter expressed, I am of the opinion that:

(1)           The Borrower has been duly incorporated and is validly existing as a cooperative association in good standing under the laws of the District of Columbia with corporate power and authority to execute and perform its obligations under the Note Documents.

(2)           The Note Documents have been duly authorized, executed and delivered by the Borrower, and such documents constitute the legal, valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms.

(3)           Neither the execution nor the delivery by the Borrower of any of the Note Documents nor the consummation by the Borrower of any of the transactions contemplated therein, including, without limitation, the pledge of the Pledged Securities (as such term is defined in the Pledge Agreement) to Farmer Mac, nor the fulfillment by the Borrower of the terms of any of the Note Documents will conflict with or violate, result in a breach of or constitute a default under any term or provision of the Articles of Incorporation or By-laws of the Borrower or any law or any regulation or any order known to Counsel currently applicable to the Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Borrower or the terms of any indenture, deed of trust, note, note agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound.

(4)           No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any state or Federal court or governmental agency or body having jurisdiction over the Borrower is required for any consummation by the Borrower of the transactions contemplated by the Note Documents; provided, however, no opinion is expressed as to the applicability of any Federal or state securities law to any sale, transfer or other disposition of the Note after the date hereof.

(5)           Except as set forth in writing and previously delivered to Farmer Mac or attached hereto as Exhibit A, there is no pending or, to Counsel’s knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Borrower, or any of the Note Documents, which, if adversely determined, would have a material adverse effect on the Borrower’s financial condition or its ability to perform its obligations under any of the Note Documents.

(6)           With respect to the Pledged Securities in the Certificate of Pledged Collateral (as such term is defined in the Pledge Agreement), (x) all action with respect to the recording, registering or filing of financing statements in the jurisdiction of organization of National Rural has been taken as is necessary to perfect the security interest intended to be created in such items under the Uniform Commercial Code and (y) in the case of each Eligible Security (as such term is defined in the Pledge Agreement) constituting a certificated security or instrument under the Uniform Commercial Code, such Eligible Security has been delivered to the Collateral Agent such that the taking and retention of the possession by the Collateral Agent of such Eligible Security is sufficient to perfect the security interest to be created under the Uniform Commercial Code.  For purposes of the opinion set forth in this section (6), I have assumed that the Uniform Commercial Code of the District of Columbia is the same as that of the State of New York.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A.           I am a member of the Bar of the District of Columbia and render no opinion on the laws of any jurisdiction other than the laws of the District of Columbia, the federal laws of the United States of America and the General Corporation Law of the District of Columbia.

B.           My opinions are limited to the present laws and to the facts, as they presently exist.  I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions referred to in paragraph A above be changed by legislative action, judicial decision or otherwise.

C.           The opinions expressed in paragraph 2 above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in the next paragraph, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

D.           My opinions are also subject to the effect of:  (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in proceeding in equity or at law).

E.           This letter is rendered to you in connection with the Note Documents and the transactions related thereto, and may not be relied upon by any other person or by you in any other context or for any other purpose.

F.           I have assumed with your permission (i) the genuineness of all signatures by each party other than the Borrower, (ii) the authenticity of documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies, and (iii) the due execution and delivery, pursuant to due authorization, of the Note Documents by each party other than the Borrower.

Yours sincerely,

John J. List
General Counsel

ANNEX C

[FORM OF OFFICERS’ CERTIFICATE]

Officers’ Certificate

TO:                       Federal Agricultural Mortgage Corporation.

We, _________________, _________________, and ________________, _____________________, of National Rural Utilities Cooperative Finance Corporation (“National Rural”), pursuant to the Note Purchase Agreement dated as of March 23, 2009, among National Rural, Farmer Mac Mortgage Securities Corporation, and Federal Agricultural Mortgage Corporation (the “Note Purchase Agreement”), hereby certify on behalf of National Rural that as at the date hereof:

(1)           National Rural is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans to its Members for rural electrification and related purposes;

(2)           no material adverse change has occurred in the financial condition of National Rural between the date of the end of National Rural’s most recently completed Fiscal Year for which Financial Statements have been made publicly available and the date hereof, which has not been set forth in documents, certificates, or financial information furnished to Farmer Mac or publicly filed;

(3)           all of the representations contained in Section 5.02 of the Note Purchase Agreement remain true and correct in all material respects on and as of the date hereof; and

(4)           no Event of Default exists.

Capitalized terms used in this certificate shall have the meanings given to those terms in the Note Purchase Agreement.

DATED as of this _____ day of ______________, _________.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE
CORPORATION,

Name:
Title

Name:
Title: